Exhibit 10.14

THIRD AMENDMENT TO LEASE

The Third Amendment to Lease is made this 16th day of March, 2004 by and between PMP Whitemarsh Associates, a Pennsylvania Limited Partnership, (hereinafter referred to as “Landlord”) and Lithium Technology Corporation, (hereinafter referred to as Tenant”).

WHEREAS, Landlord and Hope Technologies, Inc. did enter into a Lease Agreement and Addendum hereinafter referred to as the “Lease” dated July 22, 1994 for the use and occupancy of Certain Premises known as 5115 Campus Drive, Plymouth Meeting, Pennsylvania, (hereinafter referred to as the Premises); and

WHEREAS, Lithium Technology Corporation did become the successor to Hope Technologies, Inc.; and

WHEREAS, Lithium Technology Corporation has agreed to the terms of the Lease and addendum referenced above; and

WHEREAS, Landlord and Tenant have by letter agreement, dated May 4, 1999, September 14, 1999, February 3, 2000 and December 22, 2000 extended the term of the Lease Agreement; and

WHEREAS, Landlord and Tenant did enter into a First Amendment to Lease dated March 19, 2001; and

WHEREAS, Landlord and Tenant did enter into a Second Amendment to Lease date March 21, 2003; and

WHEREAS, that Second Amendment to the Lease will terminate on March 31, 2004; and

WHEREAS, Tenant has advised Landlord that it wishes to review the lease for only a one (1) year period; and

WHEREAS, the Landlord is willing to grant such renewal; and

WHEREAS, Landlord and Tenant do hereby intend to amend and modify the Lease Agreement and Addendum;

NOW THEREFORE in consideration of the mutual covenants, conditions, understanding agreements, representations and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto with the intent of being legally bound hereby agree as follows.

1. TERM

The term of the lease shall be extended for a period of one (1) years commencing on April 2, 2004 and ending on March 31, 2005. The minimum annual rent, which will increase during this renewal shall be as follows in paragraph 2.

2. RENT

The minimum amount rent for the premises shall be:

		Base Month	Base Annual
a. 1st Year	$11.95 per square foot	$12,189.00	$146,268.00

3. OPTION

The Landlord and the Tenant agree that there shall be no option to extend the term of the lease as set forth in paragraph 1 above, unless it is extended in writing by mutual agreement of the parties.

4. RENT PAYMENT AND NOTICES

Wherever in the Lease Agreement, addendum, or any amendments thereto, reference is made to Tenant, such reference shall be to the present Tenant, Lithium Technology Corporation. Further, whenever in the Lease Agreement on any amendments thereto, it shall be required or permitted that notice or demand is given or served by either party to this Lease to or on the other party, such notice on demand shall be deemed to have been duly given or served or forwarded by Registered Mail, postage prepared or by a nationally recognized overnight courier system and addressed as follows:

to Landlord:	with a copy to:

PMP WHITEMARSH ASSOCIATES	PATRICK G. MURPHY, ESQUIRE
P.O. BOX 797	KELLEY & MURPHY
GWYNEDD VALLEY, PA 19437-0797	SUITE 160, 925 HARVEST DRIVE
ATTN: CHARLES F. MURPHY	BLUE BELL, PA 19422

To Tenant:

LITHIUM TECHNOLOGY CORPORATION

5115 CAMPUS DRIVE

PLYMOUTH MEETING, PA

ATTN: DAVID CADE

5. EXECUTION OF DOCUMENT

Tenant agrees that should it be acquired or merged into another business that it will cause to be executed, any documents which Landlord reasonably requires to confirm the Leased Agreement and any Amendment thereto.

6. RATIFICATION OF LEASE AGREEMENT

Except as expressly amended herein, all terms and conditions in the Lease Agreement, as amended, shall remain in full force and effect including, without limitation Lessee obligations to make the required payments of additional rent as set out in the Lease and Addendum between parties without change or modification and all such terms are hereby ratified and confirmed.

“LANDLORD”		“TENANT”

PMP WHITEMARSH ASSOCIATES		LITHIUM TECHNOLOGY CORPORATION

By:	/s/ Charles Murphy	By:	/s/ Franz J. Kruger
	Charles F. Murphy		Chief Executive Officer, Title

WITNESSETH:	/s/ Daniel Swankoski	ATTEST:	/s/ Daniel Swankoski